SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement
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Rainmaker Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2004

TO THE STOCKHOLDERS OF

RAINMAKER SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 6, 2004, at 8:00 a.m. Pacific Daylight Savings Time at the Hilton San Jose South/Scotts Valley, 6001 La Madrona Drive, Scotts Valley, CA 95066, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect four directors to serve on the Company’s Board of Directors for a one-year term ending in the year 2005 or until each director’s successor is duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004;

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 22, 2004, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Martin Hernandez

Secretary

Scotts Valley, California

March 22, 2004

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Rainmaker Systems, Inc.

1800 Green Hills Road

Scotts Valley, California 95066

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2004

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 6, 2004 (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Pacific Daylight Savings Time at the Hilton San Jose South/Scotts Valley, 6001 La Madrona Drive, Scotts Valley, CA 95066. These proxy solicitation materials were mailed on or about March 22, 2004, to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 22, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 44,060,457 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001, were outstanding.

Although the Company is a Delaware corporation, it is now subject to Section 2115 of the California Corporations Code. Section 2115 provides that corporations that are incorporated in jurisdictions other than California and that meet certain tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We became subject to Section 2115 with the transfer of the listing of our common stock from the Nasdaq National Market to the Nasdaq SmallCap Market. Consequently, we are now subject to, among other provisions of the California Corporations Code, Section 708 which provides for cumulative voting.

Each holder of shares of Common Stock is entitled to one vote per share held by such holder on March 22, 2004. In voting for directors, however, shares may be voted cumulatively for persons whose names have been placed in nomination prior to the voting for the election of directors, but only if a stockholder present at the 2004 Annual Meeting gives notice at the meeting, prior to the voting for the election of directors, of his or her intention to vote cumulatively. Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.

If any stockholder gives proper notice of his or her intention to vote cumulatively, then each stockholder eligible to vote will be entitled to cumulate his or her votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the total number of directors to be elected multiplied by the number of shares that the stockholder is entitled to vote. In addition, the person or persons holding the proxies solicited by our Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the nominees of the Board of Directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked “withhold from all nominees.” However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the 2004 Annual Meeting.

In the election of directors, the four nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the four nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, located at 1800 Green Hills Road, Scotts Valley, California 95066, a notice of revocation or another signed Proxy with a later date. You may also revoke your Company’s Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Deadline for Receipt of Stockholder Proposals

The date by which stockholder proposals must be received by the Company for inclusion in our proxy statement and form of proxy for the 2005 Annual Meeting is January 6, 2005. Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year’s Annual Meeting of Stockholders must also be received by us no later than January 6, 2005, in order that they may be considered at that meeting. The proxy solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to this date.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. However, as set forth above under the caption “Voting; Quorum,” the Company is now subject to Section 2115 of the California Corporations Code which makes it subject to certain provisions of California General Corporation Law. Accordingly, the Company may no longer have a classified board and each class of directors will cease to be a separate class upon the expiration of its current term. As a result, the term of the members of our Board of Directors to be elected at this year’s Annual Meeting is one year, expiring at the 2005 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified. The Board currently consists of five persons. The class from the Company’s former staggered board structure whose three year term of office expires at the Annual Meeting currently consists of two directors, and there are two directors elected at last year’s annual meeting of stockholders in accordance with the California General Corporation Law requirements whose one year term expires at the Annual Meeting. The nominees listed below are currently directors of the Company. The Board has determined that Messrs. Alok Mohan, Robert Leff and George de Urioste are “independent directors” as that term is defined by the applicable rules of the SEC and NASDAQ. The Company does not have a formal policy with respect to director attendance at annual meetings, however directors are encouraged to attend such meetings. One director attended last year’s annual meeting.

Each returned Proxy can only be voted for the number of persons nominated (four). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the four nominees who are listed below. If, however, the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.

Nominees for Term Ending Upon the 2004 Annual Meeting of Stockholders

Michael Silton, 39, has served as a director of the Company since inception. Mr. Silton has served as President and Chief Executive Officer of the Company since October 1997 and the Company’s Chairman of the Board since inception through July 2003. In 1991, he founded the Company’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Robert Leff, 57, has served as a director of the Company since 1996. Mr. Leff co-founded Merisel, Inc. (formerly Softsel Computer Products, Inc.) in 1980, a wholesale distributor of computer products, and served as its President from 1980 to 1985 and its Co-Chairman from 1985 until he retired from Merisel, Inc. in 1994. Since 1994, Mr. Leff has been a strategic and financial consultant to start-up and growth stage companies in the personal computer industry. In March 2001, while Mr. Leff served on the Board of Directors and as acting Chief Executive Officer of Hiho Technologies, Inc., Hiho Technologies, Inc. completed an assignment for the benefit of creditors.

Alok Mohan, 55, has served as a director of the Company since 1996 and the Company’s Chairman of the Board since July 2003. Mr. Mohan is currently the Chairman of the Board of Directors of Tarantella, Inc. Prior to that appointment, he served as Chief Executive Officer of Santa Cruz Operations, Inc. (“SCO”) from July 1995 until April 1998. Prior to that, from May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation (“NCR”), a business software and services company, where he served as Vice President of Strategic Planning and Controller from July 1993 to May 1994. From January 1990 until July 1993, Mr. Mohan served as Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan also serves on the Board of Directors of ImproveNet, Inc. and for various private companies.

George de Urioste, 48, has served as a director of the Company since 2003. Mr. de Urioste was Executive Vice President and Chief Financial Officer of Savi Technology, Inc., a developer of radio frequency identification products, from July to November 2003. Prior to that, in 2000, he co-founded and is currently Chairman of the Board of Directors of Aeroprise, Inc., an enterprise software company, and additionally served as its Chief Executive Officer until July 2003. Between 1998 and 2000, Mr. de Urioste was retired and was involved in various community service projects. Prior to that, from 1993 to 1998, Mr. de Urioste served as Vice President of Finance and Operations and Chief Financial Officer of Remedy Corporation, an enterprise software company. Mr. de Urioste is a Certified Public Accountant in California.

Continuing Director for Term Ending Upon the 2005 Annual Meeting of Stockholders

Phillip Clough, 42, has served as a director of the Company since February 2003. Mr. Clough is a Partner of ABS Capital Partners (“ABS”), a private equity firm focused on investments in enterprise software and services companies since 2001. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation from 1997 to 2001. In addition to serving as a director for the Company, Mr. Clough currently serves on the Board of Directors of various private companies.

Board Committees and Meetings

The Board of Directors held 6 meetings and agreed to take action by unanimous written consent X times during the fiscal year ended December 31, 2003 (the “2003 Fiscal Year”). The Board of Directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2003 Fiscal Year. The Board of Directors also consulted informally with management.

Audit Committee.    The audit committee consists of George de Urioste, Robert Leff and Alok Mohan. The audit committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the independent auditors’ qualifications and independence, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The audit committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the audit committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The audit committee was formed in May 1999 and held five meetings during the 2003 Fiscal Year. Members of the audit committee are elected by the Board of Directors and serve one-year terms. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.” The Board of Directors adopted a written charter for the audit committee in 2000. A copy of the audit committee charter, which was amended by the Board of Directors in January 2004, is attached as Exhibit A hereto.

The Board of Directors has determined that each of the members of the audit committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also designated George de Urioste, as an “audit committee financial expert” as defined under applicable SEC and NASDAQ rules and regulations.

Nominating Committee.    The Board formed a nominating committee in February 2004. The nominating committee is currently composed of Messrs. Alok Mohan and Robert Leff with Mr. Mohan as the Chairman of the nominating committee. The nominating committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders and oversees the evaluation of the Board. The Board has determined that Messrs. Mohan and Leff are each “independent,” as that term is defined by applicable rules of the SEC and NASDAQ. The nominating committee acts pursuant to a written charter that is attached to this Proxy Statement as Exhibit B.

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the nominating committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names and background to the Chairman of the Nominating Committee, at the address set forth below under “Stockholder Communications”. The nominating committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the nominating committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating committee and the Board. The nominating committee is authorized to retain advisers and consultants and to compensate them for their services.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the nominating committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the nominating committee will apply the criteria which are set forth in its written charter. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the nominating committee or the Board, by the procedures set forth above under the heading “Deadline for Submission of Stockholder Proposals. “

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, the Chairman of the Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: The Board of Directors, Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066, Attention: Chairman of the Nominating Committee.

Compensation Committee. The compensation committee consists of Messrs. Robert Leff and Alok Mohan with Mr. Leff as the Chairman of the compensation committee. The compensation committee reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The compensation committee also administers the Company’s stock plans. The compensation committee was formed in May 1999 and agreed to take action by unanimous written consent one time during the 2003 Fiscal Year. The Annual Report of the Compensation Committee appears hereafter under the heading “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Director Compensation

On September 15, 2003, George de Urioste was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.15 per share. For 2003, all independent outside directors were paid $5,000 in quarterly fees for each quarter of service as a director, $1,000 per Board meeting attended during the year and $500 per committee meeting attended during the year. Annually, each non-employee independent Board member who continues to serve as a non-employee Board member after the Annual Meeting of Stockholders, including each of the Company’s current non-employee independent Board members, will automatically be granted an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date of such Annual Meeting, provided such individual has served on the Board for at least six months.

Required Vote

The four nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominees, shall be elected as directors. The Proxies cannot be voted for a greater number of persons than four.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Audit services of Ernst & Young LLP (“Ernst & Young”) during the 2003 Fiscal Year included the examination of our financial statements and services related to filings with the Securities and Exchange Commission (“SEC”) and other regulatory bodies.

Principal Accountant Fees and Services

The following table set forth the fees for professional audit services rendered by Ernst & Young for the audit of our annual financial statements for fiscal 2003 and fiscal 2002, and fees for other services rendered by Ernst & Young during those periods.

	2003	2002
Audit Fees (1)	$259,050	$243,250
Audit Related Fees (2)	22,500	—
Tax Fees (3)	71,400	37,000
All Other Fees	—	—

Total	$352,950	$280,250

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and reviews of registration statements filed with the Securities and Exchange Commission.

(2)	Audit-Related Fees consist principally of fees billed for professional services rendered in connection with accounting consultations.

(3)	Tax Fees consist of fees billed for professional services rendered for state and international tax compliance and advice, and planning.

All engagements for services by Ernst & Young or other independent auditors are subject to prior approval by the audit committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the audit committee was obtained for all services provided by Ernst &Young in the 2003 Fiscal Year.

The audit committee, composed entirely of independent directors, recommended to the Board of Directors that Ernst & Young be appointed as independent auditors. As our independent auditors, Ernst & Young will audit our financial statements for the 2004 fiscal year and perform audit-related services in connection with various accounting and financial reporting matters. Ernst & Young may perform certain non-audit services for the Company, subject to preapproval by the audit committee.

The Board of Directors approved the selection of Ernst & Young as independent auditors for the 2004 fiscal year and is asking the stockholders for ratification of their selection. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young. In the event that the stockholders do not approve the selection of Ernst & Young, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Code of Business Conduct and Ethics

The Company’s directors, officers and employees are required to comply with the Company’s Code of Business Conduct and Ethics. The purpose of the Company’s Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Business Conduct and Ethics is intended to cover the requirement of a Code of Ethics for senior financial officers as provided by the SEC’s rules with respect to Section 406 of the Sarbanes-Oxley Act. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a telephone call to an assigned voicemail box or via email. All concerns and complaints are investigated by the audit committee.

The Company’s Code of Business Conduct and Ethics is posted on the Company’s website, at http://www.rmkr.com. The Company will also disclose any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to a director or officer in accordance with applicable NASDAQ and SEC requirements.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of February 27, 2004, regarding the ownership of the Company’s Common Stock by:

•	each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock;

•	each Named Executive Officer (as defined below under “Executive Compensation”);

•	each of the Company’s directors;

•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options or warrants that are exercisable currently or within 60 days of February 27, 2004, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066.

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of February 27, 2004	Percentage of Shares Outstanding
ABS Capital Partners III, L.P. (1) 400 East Pratt Street, Suite 910 Baltimore, MD 21202	9,607,248	—	21.8%
Michael Silton (2)	6,190,878	437,500	13.9%
Special Situations Funds (3)	6,100,080	666,680	13.7%
Martin Hernandez	877,013	860,414	2.0%
Robert Leff	579,499	167,499	1.3%
Alok Mohan (4)	417,499	397,499	*
Diane Brundage	157,876	153,750	*
George de Urioste	80,000	75,000	*
Michael Davison	63,380	61,979	*
Steven Bonbright	51,535	51,041	*
Phillip Clough (5)	—	—	*
All directors and officers as a group (9 persons)	8,417,680	2,204,682	18.2%

(1)	Excludes 2,100,000 shares sold on March 11, 2004.

(2)	Includes 15,000 shares held by Michael Silton as Trustee of the Petra Silton Children’s Trust.

(3)	Includes 2,000,040 shares held by Special Situations Funds Private Equity Fund, L.P., 1,660,080 held by Special Situations Funds Technology Equity Fund II, L.P. and 339,960 shares held by Special Situations Funds Technology Fund, L.P.

Includes 1,575,000 shares held by Special Situations Fund III, L.P. and 525,000 held by Special Situations Cayman Fund, L.P. purchased subsequent to February 27, 2004.

(4)	Excludes 505,767 shares held by Tarantella, Inc., of which Mr. Mohan is the Chairman. Mr. Mohan disclaims beneficial ownership of the 505,767 shares held by Tarantella, Inc.

(5)	Mr. Clough is a Partner of ABS Capital Partners III, LLC, which is a general partner of ABS Capital Partners III, L.P. Mr. Clough disclaims beneficial ownership of all shares held by ABS Capital Partners III, L.P. except to the extent of his pecuniary interest therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table provides certain information with respect to our directors, executive officers and certain key employees:

Name	Age	Position
Michael Silton	39	President and Chief Executive Officer, Chairman of the Board until July 2003
Martin Hernandez	46	Chief Operating Officer, Chief Financial Officer and Secretary
Steven Bonbright	39	Vice President, Client Services
Diane Brundage	49	Vice President, Sales
Michael Davison	46	Vice President, Product Management and Marketing

Michael Silton has served as President and Chief Executive Officer since October 1997 and Chairman of the Board since inception through July 2003. In 1991, he founded Rainmaker’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Martin Hernandez joined Rainmaker in October 1999 as Chief Financial Officer and has served as Chief Operating Officer since August 2000. He is also the Secretary. From May 1994 to October 1999, Mr. Hernandez held senior positions at Silicon Graphics, Inc., including Director, Finance-Worldwide Sales and Marketing, and Director, Finance and Operations for the Company’s Cosmo Software subsidiary. From April 1991 to March 1994, he served as Director, Corporate Planning/Operations and Investor Relations for Meris Laboratories, Inc. From October 1988 to April 1991, Mr. Hernandez was an accountant at PricewaterhouseCoopers LLP.

Steven Bonbright joined Rainmaker in February 2003 as Vice President, Client Services. Before joining Rainmaker, Mr. Bonbright was Vice President, Global Inside Sales, for Aspect Communications from September 1998 to July 2002. Prior to that, Mr. Bonbright held various senior sales and marketing positions with Silicon Graphics Incorporated and Schlumberger Technologies.

Diane Brundage joined Rainmaker in February 2002 as Vice President, Sales. Before joining Rainmaker, Ms. Brundage was Senior Vice President of Sales, Marketing & Customer Service, for Creative Planet from September 2000 to February 2002. Prior to that, from September 1999 to September 2000, Ms. Brundage was Vice President, Sales at Exclaim Technologies, and from September 1998 to August 1999, Ms. Brundage was Vice President and General Manager of Productivity Point International. From January 1996 to September 1998, she served as Vice President and General Manager of Compaq Computer Corp.’s Multivendor Customer Services organization. Ms. Brundage also spent 13 years at Apple Computer, Inc. in a variety of senior field sales and corporate marketing roles.

Michael Davison joined Rainmaker in October 2002 as Vice President, Product Management and Marketing. Prior to joining Rainmaker, Mr. Davison was a self-employed management consultant specializing in business product and marketing strategy services for various clients from September 2001 to September 2002. From March 1998 to August 2001, Mr. Davison was employed at Preview Systems, Inc., in a variety of senior management roles, most recently as Vice President of Planning and Operations.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2003 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001. The listed individuals are hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table

	Year	Annual Compensation					Long-Term Compensation
		Salary ($)	Bonus ($)		Other Annual Compensation ($) (5) (6)		Securities Underlying Options (#)	All Other Compensation ($) (4) (6)
Michael Silton President and Chief Executive Officer	2003 2002 2001	$275,000 275,000 275,278	$119,281 186,120 84,675		$27,761 40,232 37,575	(1) (1) (1)	600,000 800,000 400,000	$6,053 3,655 3,918

Martin Hernandez Secretary, Chief Operating Officer and Chief Financial Officer	2003 2002 2001	210,000 210,000 210,000	93,089 142,128 207,484		26,473 32,934	(2) (2)	1,000,000 1,100,000 400,000	7,397 7,221 7,271

Diane Brundage Vice President, Sales	2003 2002	174,075 152,115	43,376 34,758	(3)	23,040 20,862	(3) (3)	300,000 300,000	3,000 2,285

Mike Davison Vice President, Product Management and Marketing	2003 2002	142,073 25,096	31,790 4,690		—		175,000 175,000	—

Steven Bronbright Vice President, Client Services	2003	138,872	44,631				175,000

(1)	Includes $24,000 for car allowance in each of 2003, 2002 and 2001, respectively.

(2)	Includes $24,000 for car allowance and $8,900 and $2,473 in each of 2003 and 2002 respectively, related to reimbursement for the payment of taxes.

(3)	Amount reported as other compensation consists of car allowance.

(4)	Except for Mr. Silton and Mr. Hernandez, amounts consists solely of company matching contributions made to Rainmaker's 401(k) savings plan. For Mr. Silton amounts include premiums paid for term life insurance policies for the benefit of Mr. Silton and for Mr. Hernandez, amounts include premiums paid for term life and disability insurance policies for the benefit of Mr. Hernandez.

(5)	Excludes other annual compensation in the form of perquisites and other personal benefits, for which the aggregate total of such perquisites and other personal benefits are lower than the lesser of $50,000 or 10% of the total annual salary and bonus earned by each named executive officer in the years ended December 31, 2003, 2002 and 2001.

(6)	In previous years, amounts shown under the “Other Annual Compensation” column or the “All Other Compensation” column may have been included in the “Salary” column or omitted.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning the stock options granted to the Named Executive Officers during 2003. Cancellations of options are not reflected in the table.

In accordance with the rules of the Securities and Exchange Commission, the table below sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms. These gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

•	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the compensation committee. Effective July 30, 2002, as required by the Sarbanes-Oxley Act of 2002, no loans are provided to any of the Company’s executive officers in relation to the exercise of an option.

The percentages are based on an aggregate of 720,200 options granted to our employees and directors during 2003.

No stock appreciation rights were granted to the Named Executive Officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted in 2003	Exercise or Base Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
						5%	10%
Michael Silton	—		0%	—	—	—	—
Martin Hernandez	—		0%	—	—	—	—
Diane Brundage	—		0%	—	—	—	—
Michael Davison	—		0%	—	—	—	—
Stephen Bonbright	175,000	(1)	24%	$0.82	2/18/2013	$101,934	$265,922

(1)	Options vest and become exercisable over a four year schedule, with 25% exercisable one year from the date of grant

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2003 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2003 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Silton	—	$—	387,499	212,501	453,374	248,626
Martin Hernandez	—	—	793,747	206,253	928,684	241,316
Diane Brundage	—	—	137,500	162,500	160,875	190,125
Michael Davison	—	—	51,041	123,959	32,666	79,334
Stephen Bonbright	—	—	—	175,000	—	101,500

(1)	Based upon the closing market price of the purchased shares on the exercise less the option exercise price for those shares.

(2)	Based upon a market price of $1.40 per share, determined on the basis of the closing sales price per share of the Company's Common Stock on the Nasdaq SmallCap Market on December 31, 2003, less the option price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company currently has employment agreements with Michael Silton, President and Chief Executive Officer, and Martin Hernandez, Chief Operating Officer, Chief Financial Officer and Secretary.

The employment agreement for Mr. Silton generally provides that if Mr. Silton’s employment is constructively terminated or terminated by the Company without cause, then Mr. Silton shall receive, with no duty to mitigate, the following: (i) an amount equal to one and three-quarter times Mr. Silton’s base salary and target annual bonus, to be paid in twenty-one equal monthly payments, (ii) up to twelve months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options up to twenty-one months. Mr. Silton’s stated base salary and target annual bonus as of December 31, 2003 are each $275,000.

The employment agreement for Mr. Hernandez generally provides that if Mr. Hernandez’s employment is constructively terminated or terminated by the Company without cause, then Mr. Hernandez shall receive, with no duty to mitigate, the following: (i) an amount equal to one and one-quarter times Mr. Hernandez’s base salary and target annual bonus, to be paid in fifteen equal monthly payments, (ii) up to twelve months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options up to fifteen months. Mr. Hernandez’s stated base salary and target annual bonus as of December 31, 2003 are each $210,000.

To the extent not already vested, options to purchase the Company’s Common Stock held by Messrs. Silton and Hernandez will immediately become vested in the event of a merger in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or upon the sale of substantially all the Company’s assets in complete liquidation or dissolution. Mr. Silton and Mr. Hernandez shall have not less than twelve months to exercise their non-qualified options.

In addition, in the event of a merger in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or upon the sale of substantially all the Company’s assets in complete liquidation or dissolution, certain of our other executive officers will be entitled to receive severance payments in an amount equal to 6-months base salary plus any bonus payable during such 6-month period, if within one year of such change in control either such employee is constructively terminated or terminated without cause, and, to the extent not already vested, options to purchase the Company’s Common Stock held by such executive officers will immediately become vested.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Company’s Board of Directors currently consists of Robert Leff, George de Urioste, and Alok Mohan.

None of the Company’s executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or compensation committee. No current member of the Company’s compensation committee has ever been an officer or employee of the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee was formed in May 1999.

The compensation committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy.    The compensation committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of two elements: (i) salary and bonus that approximates market and (ii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

Factors.    The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2003 Fiscal Year are described below. The compensation committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.    The base salary for each executive officer is established on the basis of each individual’s personal performance and internal alignment considerations. The compensation committee’s policy is to target base salary levels that approximate market for similar positions at peer companies. The compensation committee believes that the Company must remain competitive with technology companies of similar size in order to recruit and attain key executives.

Additionally, each executive officer’s overall compensation includes an equity interest in the Company, as described in more detail below. The philosophy behind this strategy is to have a portion of each executive officer’s total compensation tied to the Company’s performance and stock price appreciation in order to create a greater incentive to increase value for the Company’s stockholders.

Bonuses.    Certain of the Company’s executive officers, including the CEO, have entered into employment agreements which provide for, in addition to base salary and equity incentives, bonuses to be awarded on the basis of the Company’s attainment of pre-established revenue and net income goals. It is the intent of the compensation committee to use these bonuses, in conjunction with executives’ other equity incentives, to tie a potentially large portion of the executive’s total compensation to the financial performance of the Company.

Long-Term Incentives.    Generally, the compensation committee makes stock option grants annually to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation.    The compensation committee has set the base salary of the CEO at levels that it believes approximates market for base salary levels of chief executive officers of those companies with which the Company competes for executive talent. Additionally, Mr. Silton received a bonus in the amount of $87,484 on the basis of the Company’s attainment of pre-established revenue and net income goals for its 2003 fiscal year. The compensation committee believes that his total cash compensation approximates market for chief executive officers of those companies with which the Company competes for executive talent.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation exceeding $1.0 million paid to certain executive officers. Compensation above $1 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock options or the exercise of non-statutory stock options) in connection with options with exercise prices equal to the fair market value of option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual. Because all compensation paid to the executive officers has not approached the 162(m) limitation, the compensation committee has not had to use any of the available exemptions from the deduction limit. Going forward, the compensation committee remains aware of the Internal Revenue Code section 162(m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the compensation committee of the Company’s Board of Directors:

Robert Leff, Chair

Alok Mohan

George de Urioste

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and the Company (including the matters in the written disclosure required by the Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors’ independence.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Submitted by the audit committee of the Company’s Board of Directors:

George de Urioste, Chair

Robert Leff

Alok Mohan

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq Composite Index and an index of peer issuers selected in good faith by the Company that are in a similar line of business as the Company.

*	$100 invested on 11/17/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

The graph covers the period from November 17, 1999, the commencement date of the Company’s initial public offering of shares of its Common Stock, to December 31, 2003. The graph assumes that $100 was invested on November 17, 1999 in the Company’s Common Stock at the market closing price of $18.50 per share on November 17, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

The companies included in the index of peer issuers for purposes of the preceding Stock Performance Graph are: Digital Impact, Inc., Digital River, Inc., @Road, Concur Technologies, Inc., eCollege, and Digital Insight Corporation. The returns of each component issuer included in the index of peer issuers are weighted according to the respective issuer’s approximate market capitalization at November 17, 1999.

The preceding Stock Performance Graph, the Compensation Committee Report and the Audit Committee Report are not considered proxy solicitation material and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph, the Compensation Committee Report, nor the Audit Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by the Company under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filings requirements applicable to its officers, directors and greater than ten percent shareholders were complied with, except as follows: one of our directors, Mr. de Urioste, was late in filing a Form 3 upon being appointed to the Company’s Board of Directors in September 2003.

Annual Report

A copy of the Annual Report of the Company for the 2003 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

The Company filed an Annual Report on Form 10-K with the Commission on March 18, 2004, as amended by an Annual Report on Form 10-K/A filed with the Commission on March 22, 2004. Stockholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066. In addition, copies of our annual, quarterly and current reports, and any amendments to those reports are made available, free of charge, on or through our website, as soon as reasonably practicable after electronically filing such reports with the Securities and Exchange Commission. Our website is http://www.rmkr.com

Dated: March 22, 2004	BY ORDER OF THE BOARD OF DIRECTORS OF RAINMAKER SYSTEMS, INC.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

RAINMAKER SYSTEMS, INC.

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Rainmaker Systems, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

I.	Organization

The Committee shall be members of, and appointed by, the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fees from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the Nasdaq listing standards. All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations, and shall be so named.

II.	Purpose

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

III.	Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors (“Board”) and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

A.	The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Committee shall receive a report from the independent auditors at the end of each fiscal year delineating final fees charged for all audit and non-audit services.

B.	In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

C.	The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Standards of Business Ethics and Conduct).

D.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

E.	The Committee shall receive a report, verbal or written, from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within U.S. generally accepted accounting principles (“US GAAP”) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

F.	The Committee shall review and discuss with the independent auditors, prior to the filing of Form 10-K, all items required to be communicated in accordance with SAS-61, including audit adjustments, disagreements with management, consultation with other independent auditors, difficulties in performing the audit, etc.

G.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal quarter. The Committee shall review the independent auditors’ report on management’s assertion as of the end of the most recent fiscal year when implemented under SEC rules and regulations. In connection with and prior to giving any required certifications, the CEO and the CFO must disclose to the independent auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Rainmaker’s ability to record, process, summarize and report financial information, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

H.	The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

I.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

J.	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

K.	The Committee shall review and discuss earnings press releases, Forms 8-K as appropriate, as well as financial information and earnings guidance provided to analysts and rating agencies.

L.	The Committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

M.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing or other matters.

N.	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

O.	The Committee shall review, on at least an annual basis, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

P.	The Committee shall review and approve all related-party transactions entered into by the Company.

Q.	The Committee shall periodically review the Company’s ethics policy and ensure that management has established a system to enforce and comply with its ethics policy.

R.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV.	Frequency & Timing

The Committee shall meet from time to time, but at least quarterly, whenever appropriate in order to discharge the functions specified in this charter. The quarterly meetings shall include separate sessions, with management, the internal auditor and the independent auditors. A majority of the Committee will constitute a quorum for the conduct of business.

V.	Minutes

Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board. Except for matters reserved exclusively to the authority of the Committee in accordance with SEC and Nasdaq rules, any action of the Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

Adopted:	January 28, 2004

Signed:	/s/ GEORGE DE URIOSTE

George de Urioste, Chair

/s/ ALOK MOHAN

Alok Mohan

/s/ ROBERT LEFF

Robert Leff

EXHIBIT B

RAINMAKER SYSTEMS, INC.

NOMINATING COMMITTEE CHARTER

Purpose

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Unless otherwise prescribed in this Charter, the rules and procedures applicable to the operation of the Board shall apply to the operation of the Committee with any necessary changes.

The Nominating Committee is appointed by the Board of Directors to:

•	identify individuals qualified to become board members,

•	select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and

•	perform such other functions as the board deems appropriate or as is required under SEC or Nasdaq rules.

Committee Membership

The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The duties and responsibilities of a member of the Committee are in addition to the duties of a member of the Board.

Chairman and Additional Duties

The Committee shall elect a Chairman to preside at its meetings. The Chairman is also primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate, absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important to the directors to know.

Meetings

The Committee shall meet at least annually or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The

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Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

The Committee will annually evaluate the Committee’s own performance.

The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The backgrounds and qualifications of the directors, considered as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. In that context, the Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board, taking due consideration of relevant criteria, including the individual’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

•	Select, or recommend to the Board, director nominees to be presented for stockholder approval at the annual meeting.

•	Select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary.

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

•	Review recommendations to the Board submitted by stockholders of the Company – submittals to be made to the Chairman.

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